UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934

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☐	Preliminary Information Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

NET TALK.COM, INC.

(Name of Registrant as Specified In Its Charter)

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NET TALK.COM, INC.

1080 NW 163rd Drive

Miami, FL 33169

 NOTICE OF ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the holders of more than a majority of the voting power of the stockholders of Net Talk.com, Inc., a Florida corporation (the “ Company ” “ we ,” “ us ,” or “ our ”), have approved the following action without a meeting of stockholders in accordance with Florida Statute Section 607.0704:

The approval of an amendment to our articles of incorporation to increase our authorized shares of Common Stock from 300,000,000 to 1,000,000,000. The action will become effective on or about the 20th day after this definitive information statement is mailed to our stockholders.

Stockholders of record at the close of business on May 29, 2015 (the “Record Date”), are entitled to receive a copy of this information statement.

The enclosed information statement contains information pertaining to the matter acted upon.

      WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY

	By	Order of the Board of Directors
/s/ Anastoasios Kyriakides
Chief Executive Officer and
June 16, 2015		Chairman of the Board

NET TALK.COM, INC.

1080 NW 163rd Drive

Miami, FL 33169

INFORMATION STATEMENT

Action by Written Consent of Stockholders

GENERAL INFORMATION

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This information statement is being furnished in connection with the action by written consent of stockholders taken without a meeting of a proposal to approve the action described in this information statement. We are mailing this information statement to our stockholders of record as of May 29, 2015.

What action was taken by written consent?

We obtained stockholder consent for the approval of an amendment to our articles of incorporation to increase our authorized shares of Common Stock from 300,000,000 to 1,000,000,000.

How many shares of voting stock were outstanding on May 29, 2015?

On May 29, 2015, the date we received the consent of the holders of a majority of the voting power of our stockholders, there were 284,099,674 shares of the Company’s Common Stock (the “Common Stock”) outstanding, which includes recently exercised warrants to purchase shares of the Company’s Common Stock.

What vote was obtained to approve the amendment to the articles of incorporation described in this information statement?

We obtained the approval of the holders of 142,724,807 shares of Common Stock, or approximately 50.2% of the voting power of our Common Stockholders.

AMENDMENT TO THE ARTICLES OF INCORPORATION

TO INCREASE AUTHORIZED SHARES OF COMMON STOCK FROM 300,000,000 TO 1,000,000,000

Our board of directors and the holders of a majority of the voting power of our stockholders have approved an amendment to our articles of incorporation (the “ Amendment ”) to increase our authorized shares of Common Stock from 300,000,000 to 1,000,000,000. The Amendment will become effective upon the filing of the amendment to our articles of incorporation with the Secretary of State of the State of Florida. We will file the Amendment approximately (but not less than) 20 days after this definitive information statement is mailed to stockholders.

The form of Amendment to be filed with the Secretary of State of the State of Florida is set forth as Appendix A to this information statement.

Outstanding Shares and Purpose of the Amendment

Our articles of incorporation currently authorize us to issue a maximum of 300,000,000 shares of Common Stock, par value $0.001 per share. As of May 29, 2015, we had 284,099,674 shares of Common Stock issued and outstanding, which includes exercised warrants to purchase shares of the Company’s Common Stock.

Effects of the Increase in Authorized Common Stock

The additional shares of Common Stock will have the same rights as the presently authorized shares of Common Stock, including the right to cast one vote per share of Common Stock. Although the authorization of additional shares will not, in itself, have any effect on the rights of any holder of our Common Stock, the future issuance of additional shares of Common Stock (other than by way of a stock split or dividend) would have the effect of diluting the voting rights and could have the effect of diluting earnings per share and book value per share of existing stockholders.

At present, the board of directors has no direct plans to issue the additional shares of Common Stock authorized by the Amendment. However, it is possible that some of these additional shares could be used in the future for various other purposes without further stockholder approval, except as such approval may be required in particular cases by our charter documents, applicable law or the rules of any stock exchange or other quotation system on which our securities may then be listed. These purposes may include: raising capital, conversion or exercise of securities by shareholders, providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies, and expanding the Company’s business or product lines through the acquisition of other businesses or products.

We could also use the additional shares of Common Stock that will become available pursuant to the Amendment to oppose a hostile takeover attempt or to delay or prevent changes in control or management of the Company. Although the Board’s approval of the Amendment was not prompted by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), nevertheless, stockholders should be aware that the Amendment could facilitate future efforts by us to deter or prevent changes in control of the Company, including transactions in which stockholders of the Company might otherwise receive a premium for their shares over then current market prices.

BENEFICIAL OWNERSHIP OF SECURITIES AND SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth certain information, as of May 29, 2015 with respect to the beneficial ownership of the outstanding Common Stock by (i) any holder of more than five (5%) percent; (ii) each of our executive officers and directors; and (iii) our directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

Type	Name of Beneficiary	Amount and Nature of Owner		Percent (2)
Common stock	Anastasios Kyriakides	39,311,557	(3)	13.8%
Common stock	Kenneth Hosfeld	8,183,500		2.9%
Common stock	Steven Healy	401,750		0.1%
Common stock	Dr. George Gabb	107,000		0.0%
Common stock	Nicholas Kyriakides	8,183,500		2.9%
Common stock	Garry Paxinos	6,128,500		2.2%
Common stock of executive officers and directors		62,315,807		21.9%

Common stock	Samer Bishay	44,865,170	(4)	15.8%
Common stock	Shadron Stastney	78,250,000		27.5%

(1)	Unless otherwise indicated, the address of each shareholder is 1080 NW 163rd Drive, Miami, Florida 33169. Samer Bishay is located in Canada.

(2)	Beneficial ownership of shares is determined under Rule 13d-3(d)(1) of the Exchange Act and generally includes any shares over which a person exercises sole or shared voting or investment power and the number of shares that can be acquired within sixty (60) days upon exercise of an option or conversion of warrants and debentures. Common stock subject to these convertible securities are deemed to be outstanding for the purpose of computing the ownership percentage of the person holding such convertible security, but are not deemed to be outstanding for the purpose of computing the ownership percentage of any other person. Applicable percentage of ownership is based on 284,099,674 of fully diluted shares of Net Talk.com, Inc. Common Stock being issued and outstanding as of May 29, 2015. Calculations do not include outstanding warrants or options, or other rights issued by the Company, unless the reporting person is the beneficial owner of the warrants, options, or other rights.

(3)	Includes 39,311,557 shares of Common Stock owned by Kyriakides Investments, LLC.

(4)	Includes 44,865,170 shares of Common Stock owned by Telestrata, LLC.

DESCRIPTION OF SECURITIES

General

As of May 29, 2015, the Company had 284,099,674 shares of Common Stock outstanding, and no shares of preferred stock outstanding. The following description of the Company’s capital stock is a summary and is qualified by the provisions of the Company’s Articles of Incorporation and Bylaws, a copy of which are exhibits to the registration statement, of which this prospectus is a part. Our shares of Common Stock were held by 185 total stockholders of record as of the date hereof.

Common Stock

The Company has 300,000,000 authorized shares of Common Stock. Holders of the Company’s Common Stock are entitled to one vote for each share held of record on each matter submitted to a vote of stockholders. Holders of the Common Stock do not have cumulative voting rights, which means that the holders of more than one-half of the Company’s outstanding shares of Common Stock can elect all of the Company’s directors, if they choose to do so. In this event, the holders of the remaining shares of Common Stock would not be able to elect any directors. Subject to the prior rights of any class or series of preferred stock which may from time to time be outstanding, if any, holders of Common Stock are entitled to receive ratably, dividends when, as, and if declared by the Board of Directors out of funds legally available for that purpose and, upon the Company’s liquidation, dissolution, or winding up, are entitled to share ratably in all assets remaining after payment of liabilities and payment of accrued dividends and liquidation preferences on any preferred stock. Holders of Common Stock have no preemptive rights and have no rights to convert their Common Stock into any other securities. The outstanding Common Stock is duly authorized and validly issued, fully paid, and nonassessable. In the event the Company were to elect to sell additional shares of Common Stock, holders of our Common Stock would have no right to purchase additional shares. As a result, the stockholder’ percentage equity interest would be diluted.

The issued and outstanding shares of the Company’s Common Stock are fully paid and not liable for further call and assessment. Except as otherwise permitted by Florida law, and subject to the rights of the holders of preferred stock, all stockholder action is taken by the vote of a majority of the outstanding shares of Common Stock voted as a single class present at a meeting of stockholders at which a quorum consisting of a majority of the outstanding shares of Common Stock is present in person or proxy.

The par value of the Common Stock is $0.001.

Preferred Stock

The Company has 10,000,000 authorized shares of preferred stock. The Company may issue preferred stock in one or more series and having the rights, privileges, and limitations, including voting rights, conversion rights, liquidation preferences, dividend rights and preferences and redemption rights, as may, from time to time, be determined by the Board of Directors. Preferred stock may be issued in the future in connection with acquisitions, financing, or other matters, as the Board of Directors deems appropriate. In the event that the Company determines to issue any shares of preferred stock, a certificate of designation containing the rights, privileges, and limitations of this series of preferred stock shall be filed with the Florida Secretary of State. The effect of this preferred stock designation power is that the Company’s Board of Directors alone, subject to federal securities laws, applicable blue sky laws, and Florida law, may be able to authorize the issuance of preferred stock which could have the effect of delaying, deferring, or preventing a change in control of the Company without further action by the Company’s stockholders, and may adversely affect the voting and other rights of the holders of the Company’s Common Stock. The issuance of preferred stock with voting and conversion rights may also adversely affect the voting power of the holders of the Company’s Common Stock, including the loss of voting control to others. As of the date hereof, the Company has not issued any shares of preferred stock.

The par value of the preferred stock is $0.001.

DISSENTER’S RIGHTS

Under the Florida Business Corporation Act, holders of shares of Common Stock are not entitled to dissenters’ rights with respect to any aspect of the Removal, and we will not independently provide holders with any such right.

COST OF INFORMATION STATEMENT

The Company is making the mailing and will bear the costs associated therewith. There will be no solicitations made. The Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending the Information Statement to beneficial owners of the Company’s voting securities.

DELIVERY OF INFORMATION TO A SHARED ADDRESS

If you and one or more Stockholders share the same address, it is possible that only one Information Statement was delivered to your address. Any registered shareholder who wishes to receive a separate copy of the Information Statement at the same address now or in the future may mail a request to receive separate copies to the Company at 1080 NW 163rd Drive, Miami, Florida 33169, Attn: CEO, or call the Company at (305) 621-1200 and we will promptly deliver the Information Statement to you upon your request. Stockholders who received multiple copies of this Information Statement at a shared address and who wish to receive a single copy may direct their request to the same address.

FORWARD-LOOKING STATEMENTS AND INFORMATION

This Information Statement includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. You can identify our forward-looking statements by the words “expects,” “projects,” “believes,” “anticipates,” “intends,” “plans,” “predicts,” “estimates” and similar expressions. The forward-looking statements are based on management’s current expectations, estimates and projections about us. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecast in the forward-looking statements.    You should rely only on the information the Company has provided in this Information Statement. The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

WHERE YOU CAN FIND MORE INFORMATION ABOUT THE COMPANY

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials that the Company files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Copies of these materials may also be obtained by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates.

	By	Order of the Board of Directors
/s/ Anastasios Kyriakides
Chief Executive Officer and
June 16, 2015		Chairman of the Board

Appendix A

Certificate of Amendment to articles of incorporation

For Florida Corporations

(Pursuant to §607.0821, .0704, .1003 and .1006 of Florida Statutes)

1. Name of corporation:

Net Talk.com, Inc., Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Article FOURTH is hereby amended such that the aggregate number of shares that the Corporation shall have the authority to issue is 1,010,000,000, of which (i) 1,000,000,000 shall be shares of common stock, par value $0.001 per share, and (ii) 10,000,000 shall be shares of preferred stock, par value $0.001.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: greater than 50%

4.   Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)